EXHIBIT 10.7                                CONFIDENTIAL TREATMENT
                                   GENOMETRIX INCORPORATED HAS REQUESTED
                                   THAT THE MARKED PORTIONS OF THIS DOCUMENT
                                   BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT
                                   TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.



                          LICENSE AND OPTION AGREEMENT

         THIS LICENSE AND OPTION AGREEMENT (the "Agreement") is dated as of the 28th day of December, 1998 (the "Effective Date"), by and between MOTOROLA, INC., a Delaware corporation having an office at 4088 Commercial Drive, Northbrook, Illinois 60062 (hereinafter, together with its SUBSIDIARIES, "MOTOROLA"), and GENOMETRIX INCORPORATED, a Delaware corporation having its offices at 3608 Research Forest Drive, Suite B7, The Woodlands, Texas 77381 ("GENOMETRIX").

         WHEREAS, GENOMETRIX owns, controls or has acquired rights under various patents and applications for patents pending, in various countries of the world, referred to herein as the E-FIELD MANIPULATION IP, SURFACE CHEMISTRIES IP, and UNIVERSAL ARRAY IP (each as defined below); and

         WHEREAS, MOTOROLA and GENOMETRIX have agreed to an equity arrangement as set forth in the STOCK PURCHASE AGREEMENT (as defined below) executed concurrently with this Agreement; and

         WHEREAS, GENOMETRIX is willing to grant MOTOROLA, and MOTOROLA desires to acquire from GENOMETRIX, the licenses and license options as provided herein.

         NOW, THEREFORE, the parties agree as follows:

SECTION 1.                 DEFINITIONS

         Capitalized terms used herein shall have the definitions assigned to them in this Section 1, and shall include the singular as well as the plural.

         1.1 E-FIELD MANIPULATION IP means GENOMETRIX INTELLECTUAL PROPERTY used for the research, development, manufacture or use of COMPLEMENTARY PRODUCTS and pertaining to the use of an electric field property, including electrical properties and electrochemical properties, to: (a) identify molecular structures within a sample substance applied to one or more test sites, (b) accelerate or enhance the rate at which interaction mechanisms, such as hybridization, occur between molecules at one or more test sites, and (c) increase the specificity and/or selectivity of the interaction between two or more molecular structures. E-FIELD MANIPULATION IP shall exclude: (x) the use of an electric field property to synthesize and/or deposit molecular structures onto an array to form test sites, and (y) optical, radioisotope, chemiluminescent and thermal detection methods and technology. By way of example, EXHIBIT D hereof sets forth representative claims of certain existing GENOMETRIX PATENTS which meet the criteria for E-FIELD MANIPULATION IP.

         1.2 SURFACE CHEMISTRIES IP means GENOMETRIX INTELLECTUAL PROPERTY used for the research, development, manufacture or use of COMPLEMENTARY PRODUCTS and pertaining to the use of specific molecular structures to alter the ionic and/or hydrophobic properties of an array site to: (a) accelerate the rate at which molecular interactions occur at the site, (b) increase the specificity and/or selectivity of the interaction between molecular structures at the site, (c) enable molecular interactions to occur with adequate or enhanced specificity at non-elevated temperatures, including ambient or room temperature, and (d) enable molecular interactions to occur at minimized salt concentrations, but excluding combinatorial chemistry approaches and associated hybridization devices to develop and/or evaluate alternative chemistries. By way of example, EXHIBIT D hereof sets forth representative claims of certain existing GENOMETRIX PATENTS which meet the criteria for SURFACE CHEMISTRIES IP.

         1.3 UNIVERSAL ARRAY IP means GENOMETRIX INTELLECTUAL PROPERTY used for the research, development, manufacture or use of COMPLEMENTARY PRODUCTS pertaining to the creation and construction of self-assembling probe arrays enabling in situ configuration of the biosites, wherein an unvarying probe array (capture probe) is activated by binding to a corresponding set of adapters (target probes) to yield a modified probe array which is specifically configured for analysis of a target molecular structure or mixture thereof. UNIVERSAL ARRAY IP shall include intellectual property relating to: (a) the methodology of constructing such universal arrays, (b) the reaction substrate which defines such universal arrays, (c) sets of nucleic acid capture probes defined to achieve the formation of a such universal arrays, and shall exclude: (x) manufacturing methods and apparatus, (y) the application of any such universal array where the capture probe is a hapten or a hapten-binding polypeptide, and
(z) the application and manufacturing of any such universal array where the capture probe is avidin, the capture specific domain is biotin, and the target specific domain is an oligonucleotide. By way of example, EXHIBIT D hereof sets forth representative claims of certain existing GENOMETRIX PATENTS which meet the criteria for UNIVERSAL ARRAY IP.

         1.4 GENOMETRIX INTELLECTUAL PROPERTY means GENOMETRIX PATENTS and unpatented information relating to the research, development, manufacture or use of COMPLEMENTARY PRODUCTS and disclosed to MOTOROLA pursuant to Section 2.1 hereof.

                  1.5 GENOMETRIX PATENTS means (i) the patents and patent applications set forth on EXHIBIT A hereof, together with divisions, continuations, continuations-in-part, reissues and foreign counterparts thereof; and (ii) patents and patent applications claiming inventions or discoveries conceived and reduced to practice by GENOMETRIX prior to the third anniversary of the Effective Date and which meet the criteria for E-FIELD MANIPULATION IP, SURFACE CHEMISTRIES IP or UNIVERSAL ARRAY IP. The foregoing notwithstanding, the term GENOMETRIX PATENTS includes only such patents and patent applications which are owned, licensed to or otherwise controlled by GENOMETRIX and with respect to which

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

GENOMETRIX has the right to grant the licenses set forth herein and provided, further, GENOMETRIX PATENTS shall include such patents or patent applications only to the extent to which and subject to the conditions under which GENOMETRIX has the right to grant licenses or rights of the scope granted herein.

                  1.6 complementary PRODUCTS means (a) products and services based on arrays of size ***************************** , (b) products and services based on arrays of ******** for use in ***** ** **** *********** *****
******** ***********, and (c) such additional products and services based on arrays of ******* as MOTOROLA and GENOMETRIX may mutually agree from time to time.

                  1.7 E-FIELD PRODUCTS means COMPLEMENTARY PRODUCTS (or a portion thereof) which (a) are covered in whole or in part by, or the use thereof is covered in whole or in party by, the E-FIELD MANIPULATION IP; or (b) are manufactured through use of a process which is covered in whole or in part by the E-FIELD MANIPULATION IP.

                  1.8 SURFACE CHEMISTRY PRODUCTS means COMPLEMENTARY PRODUCTS which (a) are covered in whole or in part by, or the use thereof is covered in whole or in part by, the SURFACE CHEMISTRIES IP or (b) are manufactured through use of a process which is covered, in whole or in part, the SURFACE CHEMISTRIES IP.

                  1.9 UNIVERSAL ARRAY PRODUCTS means COMPLEMENTARY PRODUCTS which (a) are covered in whole or in part by, or the use thereof is covered in whole or in part by, the UNIVERSAL ARRAY IP or (b) are manufactured through use of a process which is covered, in whole or in part, by the UNIVERSAL ARRAY IP.

                  1.10 LICENSED PRODUCTS means the E-FIELD PRODUCTS, the SURFACE CHEMISTRY PRODUCTS and the UNIVERSAL ARRAY PRODUCTS.

                  1.11 NET SALES means MOTOROLA's billings for LICENSED PRODUCTS sold, leased or transferred hereunder, less the sum of the following:

          (a)     discounts allowed in amounts customary in the trade;

          (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

          (c)     packing and crating charges separately stated;

          (d)     outbound transportation prepaid or allowed; and

          (e)     amounts allowed or credited on returns.

         No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by MOTOROLA and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered "sold" when billed out or invoiced. For LICENSED PRODUCTS disposed of other than by sale, the NET SALES of such LICENSED PRODUCTS shall be determined based on the fair market value of such LICENSED PRODUCTS. In the event that a LICENSED PRODUCT is sold, leased, disposed of or otherwise transferred between MOTOROLA and an entity affiliated with MOTOROLA in a transaction which results in revenue to MOTOROLA, the NET SALES of LICENSED PRODUCTS with respect to such transfer shall be calculated based on the price at which similar quantities of such LICENSED PRODUCT would have been sold to an independent third party in an arms-length transaction as of the date of such transfer.

         In the event that a LICENSED PRODUCT is sold in combination with one or more other integral components not by itself a LICENSED PRODUCT, and such other integral components are not sold separately, the parties shall arrive at a reasonable method of calculating NET SALES with respect to such LICENSED PRODUCT, based on the relative fair market value of such LICENSED PRODUCT as compared with the fair market value of such other integral components, and pursuant to the procedures set forth in this paragraph. For the purposes of such NET SALES determination, representative integral components may include: DNA sequences, reagents, micro fluidics and liquid handling systems, and data acquisition, manipulation and display systems. In addition, royalties paid to third parties shall be a consideration in determining fair market value. Unless otherwise agreed by the parties, the NET SALES of a particular LICENSED PRODUCT that is sold in combination with one or more other integral components not by itself a LICENSED PRODUCT, shall be determined as follows: a mutually agreeable third party with experience in the relevant technology shall be selected by the American Arbitration Association to determine the method of calculating the NET SALES (the "Representative"). Each party shall present the Representative with a detailed written position and have an opportunity for an oral presentation. The decision of the Representative shall be final, binding and not appealable, and such proceeding shall be completed within sixty (60) days of the selection of the Representative. Each of GENOMETRIX and MOTOROLA shall bear its own costs in connection with such NET SALES determination, and each shall pay one-half of the fees of the Representative. Notwithstanding the foregoing, the parties agree that the determination of NET SALES of LICENSED PRODUCTS pursuant to this
Section 1.11 is subject to the MIT AGREEMENT, provided, however that GENOMETRIX agrees to use reasonable best efforts to obtain MIT's approval of the methods utilized by the parties pursuant to this Section 1.11 for determining such NET SALES.

         1.12 EFFECTIVE DATE means the date of this Agreement as set forth above.

         1.13 LICENSE OPTION PERIOD means the period commencing on the EFFECTIVE DATE and continuing until three (3) years after the EFFECTIVE DATE.

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

         1.14 OPTION EXERCISE FEE means a fee of **************, payable by MOTOROLA to GENOMETRIX immediately prior to the granting of a license under
Section 3.2, 3.3 or 3.4 hereof, and *********** of which shall be credited toward royalties to be paid by MOTOROLA to GENOMETRIX with respect to applicable LICENSED PRODUCTS. By way of example but not limitation, ************* of the OPTION EXERCISE FEE for the E-FIELD MANIPULATION IP shall be creditable towards royalties to be paid by MOTOROLA to GENOMETRIX with respect to E-FIELD PRODUCTS, but shall not be creditable towards royalties to be paid by MOTOROLA to GENOMETRIX with respect to SURFACE CHEMISTRY PRODUCTS or UNIVERSAL ARRAY PRODUCTS.

         1.15 SUBSIDIARY means a corporation, company, or other entity more than forty-eight percent (48%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly by a party hereto, but such corporation, company, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists. Unless otherwise specified, the term MOTOROLA includes its SUBSIDIARIES.

         1.16 STOCK PURCHASE AGREEMENT means the Stock Purchase Agreement dated as of the date hereof by and between GENOMETRIX and MOTOROLA.

         1.17 COLLABORATION AGREEMENT means that certain Collaboration Agreement among MIT, GENOMETRIX and certain others, dated May 28, 1993 and amended November 5, 1993, and as subsequently amended from time-to-time.

         1.18 BAYLOR means the Baylor College of Medicine.

         1.19 BAYLOR AGREEMENT means that certain agreement entered into by and between GENOMETRIX and BAYLOR and having an effective date of May 31, 1998, and as amended from time-to-time. A true and accurate copy of the BAYLOR AGREEMENT is attached hereto as EXHIBIT C.

         1.20 MIT means the Massachusetts Institute of Technology.

         1.21 MIT AGREEMENT means that certain agreement entered into by and between GENOMETRIX and MIT and having an effective date of May 27, 1994, as amended April 1, 1996 (the 5722L technology only), and as subsequently amended from time-to-time. A true and accurate copy of the MIT AGREEMENT is attached hereto as EXHIBIT B.

         1.22 HARC means the Houston Advanced Research Center.

         1.23 VALID PATENT CLAIM shall mean (i) a claim of an issued patent that has not been declared invalid by a court or administrative proceeding from which there is no appeal; and

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

(ii) a pending claim asserted in good faith and with respect to which GENOMETRIX has an obligation to pay a royalty to MIT pursuant to the MIT AGREEMENT.


SECTION 2.                 INFORMATION UPDATES; COOPERATION

         2.1 From time to time during the term of this Agreement and prior to the third anniversary of the Effective Date, but not more than once in any three
(3) month period, a person or persons designated by GENOMETRIX will confer with a person or persons designated by MOTOROLA, at a mutually acceptable date and time during normal business hours, to (a) discuss the intellectual property included in the GENOMETRIX PATENTS, and (b) provide MOTOROLA with information GENOMETRIX reasonably believes to be relevant to MOTOROLA's decision to exercise its option to obtain a license under Section 3.2, 3.3 or 3.4 hereof.

         2.2 The parties hereto may pursue additional joint evaluation, research and other activities as mutually agreed from time to time, including, without limitation, services provided by GENOMETRIX, licenses under a party's intellectual property in addition to the licenses granted to MOTOROLA hereunder, and additional investments in GENOMETRIX by MOTOROLA. The parties also agree to discuss in good faith from time to time the potential for MOTOROLA to distribute certain GENOMETRIX products, when mutually agreed and where consistent with the parties' respective business models.


SECTION 3.                 LICENSES

         3.1 GENOMETRIX hereby grants to MOTOROLA a ************** , worldwide license, without the right to grant sublicenses, under the E-FIELD MANIPULATION IP, the SURFACE CHEMISTRIES IP and the UNIVERSAL ARRAY IP, to use the E-FIELD MANIPULATION IP, the SURFACE CHEMISTRIES IP and the UNIVERSAL ARRAY IP, for internal evaluation and research purposes relating to the development of LICENSED PRODUCTS (but not to sell or otherwise commercially dispose of LICENSED PRODUCTS).

         3.2 At any time during the LICENSE OPTION PERIOD and upon written notification by MOTOROLA to GENOMETRIX and the payment by MOTOROLA of one OPTION EXERCISE FEE, GENOMETRIX shall grant to MOTOROLA a non-exclusive, royalty-bearing, worldwide license under the E-FIELD MANIPULATION IP, to make, have made, use, sell and import E-FIELD PRODUCTS.

         3.3 At any time during the LICENSE OPTION PERIOD and upon written notification by MOTOROLA to GENOMETRIX and the payment by MOTOROLA of one OPTION EXERCISE FEE, GENOMETRIX shall grant to MOTOROLA a royalty-bearing,

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

worldwide license under the SURFACE CHEMISTRIES IP to make, have made, use, sell and import SURFACE CHEMISTRY PRODUCTS.

         3.4 At any time during the LICENSE OPTION PERIOD and upon written notification by MOTOROLA to GENOMETRIX and the payment by MOTOROLA of one OPTION EXERCISE FEE, GENOMETRIX shall grant to MOTOROLA a non-exclusive, royalty-bearing, worldwide license, under the UNIVERSAL ARRAY IP, to make, have made, use, sell and import UNIVERSAL ARRAY PRODUCTS.

         3.5 Notwithstanding any other provision of this Agreement to the contrary, the licenses granted to MOTOROLA pursuant to Sections 3.2, 3.3 and 3.4 hereof shall include the right of MOTOROLA to grant sublicenses to third parties only to the extent necessary to enable MOTOROLA to contract with such third party for the manufacture of LICENSED PRODUCTS solely for MOTOROLA's account and not for sale or other commercial disposition by such third party provided that such third party shall agree in writing to obligations of confidentiality and restrictions on use of the GENOMETRIX INTELLECTUAL PROPERTY which are no less stringent than the restrictions set forth herein.

         3.6 Notwithstanding any provision to the contrary contained in this Agreement, the licenses and options granted to MOTOROLA hereunder shall not include the field of use ***************************************.

         3.7 The licenses and options granted to MOTOROLA hereunder shall be subject to the provisions of the MIT AGREEMENT and the BAYLOR AGREEMENT to the extent set forth in such agreements, and MOTOROLA shall be bound by certain obligations (but in all cases excluding payment obligations) to MIT and to BAYLOR, respectively, as if it were the licensee under such agreements as set forth in such agreements. Copies of the MIT AGREEMENT and the BAYLOR AGREEMENT are attached to this Agreement as EXHIBIT B and EXHIBIT C, respectively. Copies of this Agreement shall be provided by GENOMETRIX to MIT and BAYLOR.

         3.8 MOTOROLA hereby acknowledges that GENOMETRIX has licensed certain of the GENOMETRIX PATENTS from third parties, including without limitation MIT and BAYLOR, and the rights thereto granted to MOTOROLA hereunder may be subject to compliance with and provisions of the terms of such license agreements, including the right of such third parties to practice under the GENOMETRIX PATENTS for non-commercial research and academic purposes, as further provided in GENOMETRIX's agreements with such third parties. If for any reason GENOMETRIX is in default or has failed to comply with the terms of any agreement with third parties concerning the GENOMETRIX PATENTS, then in such event GENOMETRIX shall promptly give notice of such default, termination, repudiation or cancellation to MOTOROLA who shall have the option but not the obligation to take such steps and make such payments as may be required in order to rectify the default and to bring the agreements pursuant to which MOTOROLA holds the GENOMETRIX PATENTS into good

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

standing, provided that any monies expended by MOTOROLA in so doing shall be fully creditable against any royalties or other monies due and owing to GENOMETRIX hereunder.

         3.9 GENOMETRIX hereby grants MOTOROLA ************ negotiate a license under intellectual property (other than the GENOMETRIX PATENTS licensed to MOTOROLA pursuant to this Agreement) owned or controlled by GENOMETRIX and which GENOMETRIX may choose, from time-to-time, to make available to third parties on a non-exclusive basis. In all such cases, the licensing terms offered to MOTOROLA shall be no less favorable than those offered to such third party non-exclusive licensees, taking into account any development funding and other consideration received from such third party licensees.

         3.10 MOTOROLA hereby grants GENOMETRIX ************* negotiate a license under any intellectual property related to or useful for the practice of the GENOMETRIX PATENTS, owned or controlled by MOTOROLA and that MOTOROLA chooses to make available from time to time to third parties on a non-exclusive basis. In all such cases, the licensing terms offered to GENOMETRIX shall be no less favorable than those offered to such third party licensees, taking into account any development funding and other consideration received from such third party licensees.

         3.11 Notwithstanding any other provision of this Agreement, nothing herein shall be construed as granting or requiring either party to grant any license or rights under its intellectual property to any party outside this Agreement.

         3.12 MOTOROLA agrees that any LICENSED PRODUCT produced for sale in the United States will be manufactured substantially in the United States, unless any waiver of such requirement is obtained.

         3.13 All rights reserved to the United States Government and others under Public Law 96-517 and 98-620 shall remain and shall in no way be affected by this Agreement.


SECTION 4.                 RIGHTS TO FILE AND ENFORCE THE GENOMETRIX PATENTS

         4.1 GENOMETRIX shall have responsibility, alone or in conjunction with its licensors, for the preparation, filing, prosecution, maintenance and enforcement of any and all patent applications and patents comprising the GENOMETRIX PATENTS. GENOMETRIX shall promptly inform MOTOROLA regarding all matters directly pertaining to the prosecution, maintenance or enforcement of the GENOMETRIX PATENTS to the extent such matters specifically relate to LICENSED PRODUCTS with respect to which MOTOROLA has paid the OPTION EXERCISE FEE, and, to the extent permissible by its agreements with licensors of the applicable patent or patent application, shall seek MOTOROLA's counsel concerning all proposed courses of action affecting the scope of such GENOMETRIX PATENTS, including, but not limited to, the countries in which patent prosecution should be obtained and

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

MOTOROLA shall be provided with a reasonable opportunity to comment on any document that GENOMETRIX intends to file or cause to be filed with the relevant intellectual property or patent office relating directly to any such GENOMETRIX PATENTS.

         4.2 If, during the prosecution of any patent application covering any GENOMETRIX PATENT under which MOTOROLA has obtained a license by payment of the corresponding OPTION EXERCISE FEE, GENOMETRIX decides or is advised of a decision to discontinue prosecution of the application or maintenance of such patent, GENOMETRIX shall promptly advise MOTOROLA of the decision and, if so requested by MOTOROLA, shall, only to the extent permitted under GENOMETRIX's agreements with third parties, continue such prosecution or maintenance, provided that MOTOROLA shall bear the costs associated with such continued prosecution or maintenance.

         4.3 If GENOMETRIX or MOTOROLA learn of the infringement or threatened infringement of any GENOMETRIX PATENT, such party will inform the other party (GENOMETRIX or MOTOROLA, as the case may be) in writing within thirty (30) days and provide all known evidence of the infringement.

         4.4 MOTOROLA may request in writing that GENOMETRIX take legal action against infringement or potential infringement of a GENOMETRIX PATENT under which MOTOROLA has obtained a license by payment of the corresponding OPTION EXERCISE FEE, upon which GENOMETRIX and MOTOROLA shall confer to determine in good faith an appropriate course of action to enforce the GENOMETRIX PATENT, or otherwise abate the infringement thereof, provided that, such course of action shall be permissible under the applicable agreements between GENOMETRIX and the licensors of the applicable GENOMETRIX PATENT.

         4.5 Each party will cooperate with the other in litigation proceedings against any third party brought under this Agreement, except that either party may be represented, at its sole expense, by counsel of its choice in any suit brought by the other party.


SECTION 5.        PAYMENTS AND REPORTS

         5.1 In consideration for the rights and licenses granted in Section 3 hereof, MOTOROLA shall pay GENOMETRIX a single royalty ** ** ** ** ** NET SALES of LICENSED PRODUCTS covered by a VALID PATENT CLAIM, except as otherwise provided in Section 5.2 below, or unless the parties hereto shall otherwise agree in writing, provided that such royalty shall be fully paid-up, and no further royalty shall be due, (a) for any calendar year for which the total royalty payments by MOTOROLA under this Section 5.1 equals ************ , or (b) if the total royalties paid to GENOMETRIX by MOTOROLA under this Section 5.1 have reached *******************. The foregoing notwithstanding, if MOTOROLA's royalties are fully paid up pursuant to subsection (a) or (b) hereof, and if

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

GENOMETRIX continues to have an obligation to pay royalties to MIT pursuant to the MIT AGREEMENT as a result of the sale, lease transfer or other disposal of LICENSED PRODUCTS by MOTOROLA pursuant to this Agreement, MOTOROLA shall pay GENOMETRIX a royalty equal to the royalty which is owed MIT by GENOMETRIX, provided that GENOMETRIX agrees to use reasonable best efforts to obtain from MIT a waiver of the payment of such additional royalties; and provided, further, that the term "reasonable best efforts" shall not be interpreted to require GENOMETRIX to pay additional consideration to MIT in order to secure such a waiver.

         5.2 If one or more claims of a GENOMETRIX PATENT issues and covers a LICENSED PRODUCT under which MOTOROLA is not paying royalties to GENOMETRIX pursuant to this Agreement as of such issue date, then, in addition to the royalties payable by MOTOROLA pursuant to Section 5.1 above, MOTOROLA shall pay to GENOMETRIX a royalty of up to ********** of the NET SALES of the LICENSED PRODUCTS covered by such GENOMETRIX PATENT for the period of time commencing on the date of first sale of the applicable LICENSED PRODUCT until the issue date of the applicable GENOMETRIX PATENT if: (a) such period does not exceed two (2) years, and (b) full disclosure of the applicable GENOMETRIX PATENT was made to MOTOROLA prior to the introduction of such LICENSED PRODUCT into the commercial marketplace; and (c) no commercial product was available during the applicable period which product was covered by the same intellectual property without license from GENOMETRIX, except for products made available by a third party to whom GENOMETRIX has provided written notice that such product infringes the GENOMETRIX PATENTS.

         5.3 The equivalent terms of the licensing agreement between MOTOROLA and GENOMETRIX shall in no case be less favorable than future licensing agreements which GENOMETRIX may enter into with other third parties, taking into account any development funding and other consideration received from such third party licensees.

         5.4 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease, sale or import are or shall be covered by more than one GENOMETRIX PATENT licensed under this Agreement. All payments hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by MOTOROLA.

         5.5 Within thirty (30) days of the close of each calendar quarter following the exercise by MOTOROLA of its option to obtain a license pursuant to
Section 3.2, 3.3 or 3.4 hereof, MOTOROLA shall (i) deliver to GENOMETRIX a report setting forth all LICENSED PRODUCTS sold, leased or otherwise transferred or disposed of by MOTOROLA during such calendar quarter, which report shall indicate the NET SALES thereof and the amount of royalties due, including a list of all deductions therefrom, or such report shall certify that no LICENSED PRODUCTS were sold or otherwise disposed of, and (ii) to the extent royalties are due, MOTOROLA shall make such royalty payments to GENOMETRIX in accordance with this

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

Section 5. In the case of E-FIELD PRODUCTS, the reports submitted by MOTOROLA to GENOMETRIX shall contain the information and be in the form required of GENOMETRIX pursuant to Article 5 of the MIT AGREEMENT.

         5.6 Payments of royalties by MOTOROLA shall be made in United States currency and by wire transfer to such account as GENOMETRIX may specify in writing from time to time or by check mailed to GENOMETRIX at the address in
Section 10.11. In the event of a wire transfer, notice of payment shall be sent by MOTOROLA to GENOMETRIX's address in Section 10.11. Conversion of foreign currency to United States currency shall be made at the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the quarterly reporting period to which such royalty payments relate, unless otherwise agreed by GENOMETRIX and MOTOROLA.

         5.7 Any payment hereunder which shall be delayed beyond the due date shall be subject to an interest charge at a per annum rate equal to the greater of: (i) the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date, or (ii) the rate which GENOMETRIX is required to pay to a third party licensor; but in any event no greater than the highest rate allowed by law on the due date. The payment of such interest shall not foreclose GENOMETRIX from exercising any other rights it may have as a consequence of the lateness of any payment.

         5.8 With respect to the royalties set forth in Section 5.1, MOTOROLA shall keep clear and accurate records with respect to all LICENSED PRODUCTS sold or otherwise disposed of by MOTOROLA, provided that, in the case of E-FIELD PRODUCTS, such records shall meet the requirements imposed on GENOMETRIX by MIT pursuant to Article 5 of the MIT AGREEMENT. These records shall be retained by MOTOROLA for a period of five (5) years from date of reporting and payment, notwithstanding the expiration or other termination of this Agreement. GENOMETRIX shall have the right, through an independent certified public accountant chosen by GENOMETRIX and reasonably acceptable to MOTOROLA, and at the expense of GENOMETRIX, to examine and audit, not more than once a year, and during normal business hours, all such records and such other records and accounts as may, under recognized accounting practices, contain information bearing upon the amount of royalties payable to GENOMETRIX under this Agreement. Prompt adjustment shall be made by MOTOROLA to compensate for any errors and/or omissions disclosed by such examination or audit. Should the amount of royalties due as determined through the audit exceed the amount of royalties reported to be due by MOTOROLA ************ , whichever is greater, then MOTOROLA shall pay the full cost of the audit.

         5.9 For a period ********** from the Effective Date, GENOMETRIX hereby grants MOTOROLA an exclusive first right of negotiation to obtain an exclusive, worldwide, royalty-bearing license under the E-FIELD MANIPULATION IP, to make, use, sell and import LICENSED PRODUCTS. The terms of such exclusive license shall be negotiated in good faith and mutually agreed by the parties. During such **************** , GENOMETRIX agrees

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

not to enter into discussions with any third party regarding the granting of rights or licenses to such third party under the E-FIELD MANIPULATION IP.


SECTION 6.                 TERM, TERMINATION AND ASSIGNABILITY

         6.1 The term of this Agreement shall be from the EFFECTIVE DATE until expiration of the last patent or disallowance of the last GENOMETRIX PATENT under which MOTOROLA has obtained a license by payment of the corresponding OPTION EXERCISE FEE, unless earlier terminated as elsewhere provided in this Agreement.

         6.2 In the event of any material breach of this Agreement by either party hereto, if such breach is not corrected within thirty (30) days after written notice to the breaching party in the case of a breach in the payment of royalties under Section 5.1, or within forty-five (45) days after written notice to the breaching party for all other breaches, the non-breaching party may, at its option terminate this Agreement.

         6.3 The parties hereto acknowledge and agree that (a) In the event of the termination of the MIT AGREEMENT, this Agreement shall not terminate and MOTOROLA shall become a licensee of MIT as set forth in Section 13.6 of the MIT AGREEMENT, and (b) in the event of the termination of the BAYLOR AGREEMENT, the rights and obligations of MOTOROLA hereunder with respect to SURFACE CHEMISTRIES IP and SURFACE CHEMISTRY PRODUCTS specific to the BAYLOR AGREEMENT shall be terminated, provided that GENOMETRIX shall have no objection if MOTOROLA enters into good faith discussions with BAYLOR in order to continue its rights and obligations under the SURFACE CHEMISTRIES IP originally licensed to GENOMETRIX pursuant to the BAYLOR AGREEMENT.

         6.4 The rights or privileges provided for in this Agreement may be assigned or transferred by either party only with the prior written consent of the other party, except that either party may assign its rights under this Agreement to a successor in ownership of all or substantially all of its assets relating to the subject matter of this Agreement.

         6.5 Sections 5.5, 5.6, 5.7 and 5.8, this Section 6.5, and Sections 7, 9 and 10 shall survive the expiration or termination of this Agreement.



SECTION 7.        PRODUCT LIABILITY, INSURANCE AND INDEMNIFICATION

         7.1      E-FIELD MANIPULATION IP.

                  (a) In the case of E-FIELD MANIPULATION IP and E-FIELD PRODUCTS, MOTOROLA shall at all times during the term of this Agreement and thereafter,

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

         indemnify, defend and hold GENOMETRIX, MIT, HARC, and BAYLOR, their trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of an E-FIELD PRODUCT(s) by MOTOROLA.

                  (b) Prior to the first use of an E-FIELD PRODUCT for a commercial application involving human subjects, MOTOROLA shall obtain and carry in full force and effect commercial, general liability insurance which shall protect GENOMETRIX, MOTOROLA, MIT, HARC, and BAYLOR with respect to events covered by Section 7.1(a) above. Such insurance shall be written by a reputable insurance company authorized to do business in The Commonwealth of Massachusetts, shall list GENOMETRIX., MIT, HARC, and BAYLOR as additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to MIT, HARC, and BAYLOR prior to any cancellation or material change thereof. The limits of such insurance shall not be less than ************ with an aggregate of *************** for personal injury or death, and ******************** per occurrence with an aggregate of *************** for property damage. MOTOROLA shall provide GENOMETRIX, MIT, HARC, and BAYLOR with Certificates of Insurance evidencing the same.

         7.2      SURFACE CHEMISTRIES IP.

                  (a) In the case of the SURFACE CHEMISTRIES IP and SURFACE CHEMISTRY PRODUCTS, each party shall notify the other of any claim, lawsuit or other proceeding related to the SURFACE CHEMISTRIES IP. MOTOROLA agrees that it will defend, indemnify and hold harmless GENOMETRIX, BAYLOR, MIT, HARC, and each of their respective faculty members, scientists, researchers, employees, officers, trustees, directors, and agents and each of them (the "Indemnified Parties"), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of the Indemnified Parties related directly or indirectly to or arising out of an act or omission of MOTOROLA in the design, manufacture, use or sale of a SURFACE CHEMISTRY PRODUCT, or any other embodiment of the SURFACE CHEMISTRIES IP.

                  (b) MOTOROLA shall, for so long as MOTOROLA manufactures, uses or sells any SURFACE CHEMISTRY PRODUCT maintain in full force and effect policies of (i) worker's compensation and/or employers' liability insurance within statutory limits and (ii) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than ******************** per occurrence with an annual aggregate of ****************** and (iii) products liability insurance, with limits of not less than ****************** per occurrence with an annual aggregate of ****************.

                                            CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION. ASTERISKS
                                            DENOTE SUCH OMISSIONS.

         Such coverage(s) shall be purchased from a carrier or carriers reasonably acceptable to GENOMETRIX and BAYLOR, and shall name GENOMETRIX and BAYLOR as an additional insured. Upon request by GENOMETRIX, MOTOROLA shall provide to GENOMETRIX and/or BAYLOR copies of said policies of insurance.

         7.3      UNIVERSAL ARRAY IP.

                  (a) In the case of the UNIVERSAL ARRAY IP, each party shall notify the other of any claim, lawsuit or other proceeding related to the UNIVERSAL ARRAY IP. MOTOROLA agrees that it will defend, indemnify and hold harmless GENOMETRIX and its employees, officers, trustees, directors, and agents and each of them (the "Indemnified Parties"), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of the Indemnified Parties related directly or indirectly to or arising out of an act or omission of MOTOROLA in the design, manufacture, use or sale of the UNIVERSAL ARRAY PRODUCT, or any other embodiment of the UNIVERSAL ARRAY IP.

                  (b) MOTOROLA shall, for so long as MOTOROLA manufactures, uses or sells any UNIVERSAL ARRAY PRODUCT maintain in full force and effect policies of (i) worker's compensation and/or employers' liability insurance within statutory limits and (ii) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than ************* per occurrence with an annual aggregate of ************* and (iii) products liability insurance, with limits of not less than ************* per occurrence with an annual aggregate of ************. Such coverage(s) shall be purchased from a carrier or carriers reasonably acceptable to GENOMETRIX, and shall name GENOMETRIX as an additional insured. Upon request by GENOMETRIX, MOTOROLA shall provide to GENOMETRIX with copies of said policies of insurance.


SECTION 8.                 WARRANTIES

         8.1 GENOMETRIX warrants that except as otherwise set forth herein and in the Exhibits attached hereto, including without limitation the MIT AGREEMENT and the BAYLOR

AGREEMENT, to the best of its knowledge it owns or has license rights to the GENOMETRIX PATENTS, free and clear of all liens, encumbrances, and claims or demands of third parties.

         8.2. Each party warrants that it has the authority to enter into this Agreement.

         8.3. GENOMETRIX warrants that, to the best of its knowledge, EXHIBIT A sets forth all patents or patent applications claiming E-FIELD MANIPULATION IP, SURFACE CHEMISTRIES IP and UNIVERSAL ARRAY IP owned, controlled, or licensed by GENOMETRIX as of the EFFECTIVE DATE. To the best of GENOMETRIX's knowledge, all patents listed in EXHIBIT A are valid and in full force and all patent applications listed therein as pending have been prosecuted in good faith as required by law and are in good standing. To the best knowledge of GENOMETRIX, none of the patents or patent applications listed in EXHIBIT A is involved in any interference or opposition proceeding, and there has been no written notice received by GENOMETRIX that such proceeding will hereafter be commenced

         8.4 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GENOMETRIX, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE GENOMETRIC PATENTS, CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY GENOMETRIX THAT THE PRACTICE BY MOTOROLA OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. EXCEPT AS EXPRESSLY STATED HEREIN, IN NO EVENT SHALL GENOMETRIX, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS.


SECTION 9.                 CONFIDENTIALITY

         9.1 CONFIDENTIAL INFORMATION means any materials or information provided by a party (the "Disclosing Party") to the other party (the "Receiving Party"), regardless of whether such information is provided in written, oral, electronic or other form, provided that CONFIDENTIAL INFORMATION shall not include information or materials which:

         (a) are in possession of the Receiving Party at the time of disclosure thereof as demonstrated by prior written records;

         (b) are or later become part of the public domain through no fault of the Receiving Party;

         (c) are received by the Receiving Party from a third party having a lawful right to disclose same and having no obligation of confidentiality to the Disclosing Party with respect thereto;

         (d) are developed independently by the Receiving Party without use of or access to the Confidential Information, as evidenced by competent written records; or

         (e) are required by law or regulation to be disclosed, provided, however, that the Receiving Party has provided prompt, advance written notice to the Disclosing Party so as to enable the Disclosing Party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

         9.2 The Receiving Party agrees that the CONFIDENTIAL INFORMATION of the Disclosing Party shall be maintained in strict confidence and shall not be disclosed, divulged or otherwise communicated by the Receiving Party to any third party or used by the Receiving Party or any third party for any purposes other than as expressly provided in this Agreement.

         9.3 Neither party shall issue any press release or make any public announcement relating to this Agreement without the prior written approval of the other party.


SECTION 10.                MISCELLANEOUS PROVISIONS

         10.1 MOTOROLA shall at all times during the term of this Agreement and for so long as it shall practice the GENOMETRIX PATENTS or develop, make, use or sell LICENSED PRODUCTS, comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of LICENSED PRODUCTS or any other activity undertaken pursuant to this Agreement.

         10.2 Nothing contained in this Agreement shall be construed as:

                  (a) conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted; or

                  (b) conferring any license or right with respect to any trademark, trade or brand name, a corporate name of any party, or any other name or mark, or contraction, abbreviation or simulation thereof.

         10.3 No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

         10.4 This Agreement is the result of negotiation between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.

         10.5 Nothing in this Agreement shall be construed as creating a partnership, joint venture, or other formal business organization of any kind.

         10.6 Except as expressly stated herein, in no event shall either party be liable to the other party by reason of this Agreement or any breach or termination of this Agreement for any loss of prospective profits or incidental or special or consequential damages.

         10.7 The headings and captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.

         10.8     GOVERNING LAW.

                  (a) To the extent required by the BAYLOR AGREEMENT, the performance of this Agreement as it relates to rights and licenses granted under the SURFACE CHEMISTRIES IP shall be subject to, made under, and shall be construed and interpreted in accordance with the laws of the State of Texas, and no conflict-of-laws rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered. To the extent required by the BAYLOR AGREEMENT, this Agreement is performable in part in Harris County, Texas, and the parties mutually agree that, to the extent required by the BAYLOR AGREEMENT, personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas, and, to the extent required by the BAYLOR AGREEMENT, agree that any litigated dispute relating to the SURFACE CHEMISTRIES IP or SURFACE CHEMISTRY PRODUCTS will be conducted solely in such courts.

                  (b) To the extent required by the MIT AGREEMENT, this Agreement, as it relates to rights and licenses granted under the E-FIELD MANIPULATION IP, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

                  (c) In all cases not covered by Sections 10.8(a) and 10.8(b) above, the performance of this Agreement as it relates to rights and licenses granted to MOTOROLA shall be subject to, made under, and shall be construed and interpreted in accordance with the laws of the State of Delaware.

10.9          DISPUTE RESOLUTION.

                  (a) Disputes relating to the E-FIELD MANIPULATION IP and E-FIELD PRODUCTS shall be governed by the provisions of this Section 10.9(a). Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. If the parties are unable to resolve such dispute within such sixty (60) day period, either party may demand mediation by written notice to the other party. By not later than ten (10) business days after the recipient has received such demand for mediation, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such demand for mediation, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area which is acceptable to the other party (which acceptance shall not be unreasonably withheld) and such representatives shall schedule a date with such firm for a mediation hearing. Within thirty (30) days after the selection of the mediation firm, the parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the courts of The Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes GENOMETRIX and MOTOROLA each hereby irrevocably consents and submits. Notwithstanding the foregoing, nothing in this
         Section 10.9(a) shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                  (b) Disputes arising out of this Agreement and not covered by
         Section 10.9(a) above shall be governed by this Section 10.9(b). The parties agree to attempt to settle all such disputes amicably between them. The parties agree that any such dispute (other than relating to the scope or validity of a patent and other than a dispute that is covered by Section 10.9(a) above, will be submitted to non-binding arbitration in a mutually agreeable location in accordance with the commercial rules and procedures of the American Arbitration Association, before a single arbitrator who will be reasonably familiar with the relevant industry. Each party shall pay its own costs in connection with such arbitration and one half of the fees of the arbitrator While the parties agree to attempt arbitration in good faith, nothing in this Section 10.9(b) shall be construed as limiting the rights of either party to take legal action as it deems necessary to enforce its rights under this Agreement.

         10.10 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected; and such invalid term, clause, or provision shall be deemed deleted from this Agreement.

         10.11 This Agreement, including the Exhibits attached hereto and incorporated herein by reference, sets forth the entire agreement and understanding between MOTOROLA and GENOMETRIX as to the subject matter hereof, and supersedes and merges any and all prior discussions, correspondence, agreements or understandings between the parties with respect to such matters, including without limitation the Non-Disclosure Agreement by and between the parties and dated June 2, 1998 and the Memorandum of Understanding dated November 4, 1998. Neither party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein (including the Exhibits attached hereto and incorporated herein by reference) or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized official of the party to be bound thereby.

         10.12 All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office in the United States, or by recognized courier service providing evidence of receipt, addressed as follows:

      If to MOTOROLA to:    Motorola, Inc.
                            1303 East Algonquin Road
                            Schaumberg, Illinois 60062
                            Attention:  Vice President for
                            Patents, Trademarks & Licensing

      If to GENOMETRIX to:  Genometrix Incorporated
                            3608 Research Forest Drive, Suite B7
                            The Woodlands, Texas 77381
                            Attention:  Mitchell D. Eggers, Ph.D.
                            Chief Executive Officer

         10.13 The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.

         10.14 For the term of this Agreement, and for one (1) year after the expiration or termination of this Agreement, MOTOROLA agrees not to solicit any employees of GENOMETRIX without the prior written consent of GENOMETRIX, except through advertisements and solicitations directed to the market generally.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         In witness whereof, each party hereto has caused this Agreement to be executed by its duly authorized representatives:



MOTOROLA, INC.                                   GENOMETRIX INCORPORATED


By: /s/ Rudyard Istvan                           By: /s/ Mitchell D. Eggers
    --------------------------------------           ---------------------------
        Rudyard Istvan                                   Mitchell D. Eggers
Title:  Corporate Vice President                         Chief Executive Officer
        and Corporate Director of Strategy


By: /s/ Jonathan Meyer
    --------------------------------------
        Jonathan Meyer
Title:  Corporate Vice President,
        Assistant General Counsel, and
        Director of Patents, Trademarks
        and Licensing

                                    EXHIBIT A

                               GENOMETRIX PATENTS

1.       E-FIELD MANIPULATION IP.
         ------------------------

         U.S. 5,846,708
         Issued 12/18/98

         U.S. 5,653,939
         Issued 8/5/97

         U.S. 5,670,322
         Issued 9/23/97

         U.S. 5,532,128
         Issued 7/2/98

         USSN 08/511,649
         Filed 8/7/95

         USSN 07/872,582
         Filed 4/23/92

         USSN 07/794,036
         Filed 11/19/91

         USSN 08/353,957
         Filed 12/12/94

         USSN 08/457,096
         Filed 6/1/95

         USSN 08/633,861
         Filed 4/15/96

         WO 93/22678
         Filed 11/11/93

         PCT/US93/03829
         Filed 4/23/92

         EPC 92310253.7
         Filed 11/10/92

2.       SURFACE CHEMISTRIES IP.
         -----------------------

         USSN 08/749,967
         Filed 11/14/97

         USSN 60/006,697
         Filed 11/14/95

         PCT/US96/18,212
         Filed 11/14/96

         European 96938841.2
         Filed 11/14/96

         Canada 2235762
         11/14/96

         Japanese 09-519045
         Filed 11/14/96

3.       UNIVERSAL ARRAY IP.
         -------------------

         USSN 60/034627
         Filed 12/31/96

         USSN 09/002170
         Filed 12/31/97

         PCT/US97/24098
         Filed 12/31/97

                                    EXHIBIT B

                                  MIT AGREEMENT

                                    EXHIBIT C


                                BAYLOR AGREEMENT

                                    EXHIBIT D

                 REPRESENTATIVE CLAIMS OF THE GENOMETRIX PATENTS

                        EXISTING AS OF THE EFFECTIVE DATE



1. REPRESENTATIVE CLAIMS OF THE GENOMETRIX PATENTS MEETING THE CRITERIA FOR E-FIELD MANIPULATION IP.

         (a) Claims 1-10, 17-19, 14-15, 16 and 39 of United States Patent Number 5,653,939;

         (b)      Claims 1-5, 10-12, 15-16, 19-33, and 42-43 of United States
                  Patent Number 5,846,708;

         (c)      All claims of United States Patent Number 5,670,322;

         (d)      All claims of United States Patent Number, 5,532,128; and

         (e) Claim 70 of GENOMETRIX's United States patent application USSN 09/002,170.

2. REPRESENTATIVE CLAIMS OF THE GENOMETRIX PATENTS MEETING THE CRITERIA FOR SURFACE CHEMISTRIES IP.

         Claims 1-21 of the GENOMETRIX PATENT licensed to GENOMETRIX from BAYLOR and having United States Patent Application Serial No. 08/749,967 and entitled "Integrated Nucleic Acid Hybridization Devices Based Upon Active Surface Chemistry."

3. REPRESENTATIVE CLAIMS OF THE GENOMETRIX PATENTS MEETING THE CRITERIA FOR UNIVERSAL ARRAY IP.

         Claims 25-30, 33, 37-43, 44-63, 80-92 of the GENOMETRIX PATENT having United States Patent Application Serial No. 09/002,170, and entitled "Multiplexed Molecular Analysis Apparatus and Method."





                                      D-1